Exhibit 16.2 Consent and SEC Notice.

                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants

                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882


United States Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Dear Sir or Madam:

We have read Item 4 of Form 8-K dated March 15, 2005 of ICBS International Corp. and are in agreement with all statements made in the Form 8-K as they relate to Bagell, Josephs & Company, L.L.C. which state that since we were engaged by the registrant there were no disagreements between the registrant and Bagell, Josephs & Company, L.L.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Bagell, Josephs & Company, L.L.C. would have caused Bagell, Josephs & Company, L.L.C. to make reference to the matter in its reports on the registrant's financial statements.

We have no basis to agree or disagree with other statements of the registrant contained therein.

If you have any questions or need additional information, please call me at 856-346-2828.


/s/BAGELL, J0SEPHS & COMPANY, L.L.C.
------------------------------------
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants

Gibbsboro, New Jersey 08026

March 15, 2005